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                                                                     Exhibit 4.6
                      REDUCING REVOLVING CREDIT LOAN NOTE
                      -----------------------------------

$8,571,428.57                                               Chicago, Illinois
                                                            October 15, 1999


          FOR VALUE RECEIVED, the undersigned, GRUBB & ELLIS COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the
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order of  AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO  (the "Lender"),
                                                                     ------
at the office of Administrative Agent located at 100 North Tyron Street. 7th Floor, Charlotte, North Carolina 28255-0001 in lawful money of the United States of America and in immediately available funds, on the Reducing Revolving Credit Termination Date, the principal amount of EIGHT MILLION FIVE HUNDRED SEVENTY-ONE THOUSAND FOUR HUNDRED TWENTY-EIGHT AND 57/100 DOLLARS ($8,571,428.57), or, if less, the aggregate unpaid principal amount of all Reducing Revolving Credit Loans of the Lender made to the Borrower pursuant to Section 2.1 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 4.7 of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meaning given to them in the Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, the Type and amount of each Reducing Revolving Credit Loan of the Lender and the date and amount of each payment or prepayment of principal thereof, each continuation thereof as the same Type in accordance with the Credit Agreement, each conversion of all or a portion thereof to another Type in accordance with the Credit Agreement and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsment shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make an such endorsement (or any error therein) shall not affect the obligations of the Borrower in respect of any Reducing Revolving Credit Loan.

          This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of October 15, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the
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Lender, the several other banks and financial institutions or entities from time to time parties thereto and Bank of America, N.A., as Administrative Agent, evidencing a Reducing Revolving Credit Loan, (b) is subject to, the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the
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security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this
Note in respect thereof.

          Upon the occurrence and during the continuance of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

                            [signature page follows]
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          IN WITNESS WHEREOF, the undersigned has caused this Reducing Revolving
Note to be duly executed and delivered as of the date first above written.

                                   GRUBB & ELLIS COMPANY, a Delaware corporation


                                   By:    /s/ Brian Parker
                                      --------------------
                                   Title: Chief Financial Officer and Executive Vice President